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                        HUNTSMAN ICI CHEMICALS LLC

                      RATIO OF EARNINGS TO FIXED CHARGES

                          Predecessor                            Huntsman Specialty
                  ------------------------------ --------------------------------------------------
                    Year Ended       Ten Months   Ten Months      Year      Nine Months  Six Months
                   December 31,        Ended        Ended        Ended         Ended       Ended
                  ----------------  February 28, December 31, December 31, September 30,  June 30,
                  1994  1995  1996      1997         1997         1998         1998         1999
                  ----  ----  ----  ------------ ------------ ------------ ------------- ----------
                                              (dollars in millions)
Fixed Charges:
 Interest Expense
  (includes
  amortization of
  deferred
  financing
  costs)......... $--   $--   $--       $--          $35          $40           $31         $18
 Interest portion
  of rent
  expense........  --     5    11                     --           --            --          --
                  ---   ---   ---       ---          ---          ---           ---         ---
Total Fixed
 Charges......... $ 0   $ 5   $11       $ 0          $35          $40           $31         $18
                  ===   ===   ===       ===          ===          ===           ===         ===
Earnings:
 Income from
  operations
  operation
  before taxes... $(9)  $(2)  $19       $(6)         $ 5          $15           $ 3         $35
Fixed Charges:      0     5    11         0           35           40            31          18
 Less:
 Minority
  interest in
  pre-tax income
  of
  subsidiaries...  --    --    --        --           --           --            --          --
                  ---   ---   ---       ---          ---          ---           ---         ---
Total Earnings... $(9)  $ 3   $30       $(6)         $40          $55           $34         $53
                  ===   ===   ===       ===          ===          ===           ===         ===
 Ratio of
  Earnings to
  Fixed Charges..  --   0.6x  2.7x       --          1.1x         1.4x          1.1x        2.9x
 Deficiency of
  Earnings to
  Fixed Charges..  --   $ 2             $ 6
                           Huntsman ICI Chemicals
                  ----------------------------------------
                                 Pro Forma     Pro Forma
                  Three Months      Year      Nine Months
                      Ended        Ended         Ended
                  September 30, December 31, September 30,
                      1999          1998         1999
                  ------------- ------------ -------------
                           (dollars in millions)
Fixed Charges:
 Interest Expense
  (includes
  amortization of
  deferred
  financing
  costs).........     $ 53          $229         $225
 Interest portion
  of rent
  expense........        2             2            2
                  ------------- ------------ -------------
Total Fixed
 Charges.........     $ 55          $231         $227
                  ============= ============ =============
Earnings:
 Income from
  operations
  operation
  before taxes...     $ 62          $ 19         $115
Fixed Charges:          55           231          227
 Less:
 Minority
  interest in
  pre-tax income
  of
  subsidiaries...        1             2            1
                  ------------- ------------ -------------
Total Earnings...     $118          $252         $343
                  ============= ============ =============
 Ratio of
  Earnings to
  Fixed Charges..      2.1x          1.1x         1.5x
 Deficiency of
  Earnings to
  Fixed Charges..